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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Carey Watermark Investors 2 Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Carey Watermark
INVESTORS 2

Le MERIDIEN

2019 Proxy Statement

W. P. CAREY

Notice of Annual Meeting of Stockholders to be Held Tuesday, June 25, 2019

April 22, 2019

Dear CWI 2 Stockholder,

On Tuesday, June 25, 2019, Carey Watermark Investors 2 Incorporated, a Maryland corporation ("CWI 2"), will hold its 2019 Annual Meeting of Stockholders (the "Annual Meeting") at CWI 2's executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 12:30 p.m. local time.

We are holding the Annual Meeting:

•
to consider and vote upon a proposal to elect five Directors to serve until the 2020 annual meeting and until their respective successors are duly elected and qualify;

•
to ratify the appointment of PricewaterhouseCoopers LLP as CWI 2's Independent Registered Public Accounting Firm for 2019; and

•
to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record who owned stock at the close of business on April 10, 2019 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CWI 2 mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about May 1, 2019.

By Order of the Board of Directors

Susan C. Hyde
Chief Administrative Officer and Secretary

HOW TO VOTE

INTERNET	PHONE	MAIL	IN PERSON
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by telephone or through the Internet, as described in the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials For the 2019 Annual Meeting of Shareholders to Be Held on June 25, 2019:
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

1	Questions & Answers

3	Proposal One: Election of Directors

	3	Nominating Procedures

	4	Nominees for the Board of Directors

9	Executive Officers

10	Governance Matters

	10	Board's Role in Risk Oversight and Its Leadership Structure

	10	Board Meetings and Directors' Attendance

	10	Code of Ethics

	10	Certain Relationships and Related Transactions

	12	Policies and Procedures With Respect to Related Party Transactions

	12	Stockholder Communications

13	Compensation of Directors and Executive Officers—Fiscal 2018

	14	Board Report on Executive Compensation

	14	Compensation Committee Interlocks and Insider Participation

15	Securities Ownership of Certain Beneficial Owners and Management

15	Equity Compensation Plan Information

16	Section 16(a) Beneficial Ownership Reporting Compliance

17	Board Committees

18	Report of the Audit Committee

19	Audit Committee Matters

	19	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2018 and 2017

	19	Pre-Approval by Audit Committee

20	Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

CAREY WATERMARK INVESTORS 2 INCORPORATED

PROXY STATEMENT
APRIL 22, 2019

Questions & Answers

The accompanying proxy is solicited by the Board of Directors of Carey Watermark Investors 2 Incorporated, a Maryland corporation, for use at its 2019 annual meeting of stockholders (the "Annual Meeting") to be held on June 25, 2019 at 50 Rockefeller Plaza, New York, New York, 10020 at 12:30 p.m. local time, or any postponement or adjournment thereof. As used herein, "CWI 2," the "Company," "we" and "us" refer to Carey Watermark Investors 2 Incorporated, a non-listed real estate investment trust ("REIT") focused on lodging and lodging-related properties that is sponsored by W. P. Carey Inc. ("WPC").

Who is soliciting my proxy?

The Board of Directors of CWI 2 is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of CWI 2 as of the close of business on April 10, 2019 (the "Record Date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the Record Date, CWI 2 had 31,543,757 shares of Class A Common Stock outstanding and 59,591,414 shares of Class T Common Stock outstanding, all of which were entitled to vote. Every stockholder of both Class A and Class T shares is entitled to one vote for each share held.

How do I vote?

You may vote your shares by either attending the Annual Meeting or authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or on the Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two, and in the discretion of the proxy holders if any other matter properly comes before the meeting.

We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CWI 2's Chief Administrative Officer and Secretary, Susan C. Hyde, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of CWI 2 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for

Proxy Statement and Notice of 2019 Annual Meeting      |     1

Questions & Answers

the transaction of business. For purposes of determining the approval of any matter submitted to the stockholders for a vote, however, the election inspectors will treat abstentions and broker non-votes as unvoted.

What vote is needed to approve the election of each of the nominees as Director and the ratification of the appointment of the independent registered public accounting firm?

The affirmative vote of the holders of a majority of our shares, present in person or by proxy, at a duly called meeting of stockholders is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes.

Similarly, the affirmative vote of a majority of the votes cast by shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Unless otherwise required by our Charter or Maryland law, other matters properly submitted for approval by the stockholders must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

How is my vote counted?

If you properly execute a proxy card in the accompanying form, and we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director in Proposal One, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two and as recommended by the Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CWI 2 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor, Carey Lodging Advisors, LLC, our subadvisor, CWA2, LLC, and/or their respective affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions Inc., to assist in the solicitation of proxies for a fee estimated to be up to $40,000, plus out-of-pocket expenses. We may ask banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

2      |     Proxy Statement and Notice of 2019 Annual Meeting

Proposal One: Election of Directors

At the Annual Meeting, you and the other stockholders will elect five Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

The Board of Directors recommends a vote FOR each of the nominees.

Nominating Procedures

CWI 2's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisors and consultants and to compensate them for their services. The Board of Directors did not retain any such advisors or consultants during 2018.

In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a

Proxy Statement and Notice of 2019 Annual Meeting      |     3

Proposal One: Election of Directors

significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

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the name, age, business address and residence address of such individual;

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the class, series and number of any shares of CWI 2 stock that are beneficially owned by such individual;

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the date such shares were acquired and the investment intent of such acquisition; and

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all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

Also, the stockholder giving notice must provide:

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as to such stockholder and any Stockholder Associated Person*: the class, series and number of all shares of CWI 2 stock owned, if any; and if any shares are owned beneficially, but not of record, the nominee holder and number of shares owned;
•
as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CWI 2's stock ledger; and the current name and address, if different, of such Stockholder Associated Person; and

•
to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CWI 2 or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures and that such defective nomination shall be disregarded.

Nominees for the Board of Directors

Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of CWI 2 stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

4      |     Proxy Statement and Notice of 2019 Annual Meeting

Nominees for the Board of Directors

MICHAEL G. MEDZIGIAN Age: 59 Director Since 2015
Mr. Medzigian has served as Chief Executive Officer of the Company since May 2014, and as President and a Director since February 2015. He has also served as Chief Executive Officer and President of Carey Watermark Investors Incorporated ("CWI 1") since March 2008 and as a Director since September 2010. Mr. Medzigian has been Chairman and Managing Partner of Watermark Capital Partners, LLC ("Watermark Capital Partners"), the parent of both our subadvisor and the subadvisor for CWI 1, since its formation in May 2002. Watermark Capital Partners is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Mr. Medzigian is also the Chief Executive Officer of Watermark Lodging Investors Manager, LLC, which is an affiliate of Watermark Capital Partners and the sole manager of Watermark Lodging Investors, LLC, a private lodging fund sponsored by Watermark Capital Partners. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a Managing Director of Lazard where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositionings in history. From 1994 to 1999, Mr. Medzigian was a Founding Partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets and companies. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was National Director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian currently serves as a Director of the American Hotel & Lodging Association, the Industry Real Estate Finance Council of the American Hotel & Lodging Association, Chairman of the Hospitality Investment Roundtable of the American Hotel & Lodging Association; and has previously served as Chairman and a Director of Atria, Inc., Chairman and a Director of Kapson Senior Quarters Corp., President, Chief Executive Officer and a Director of Park Plaza International, President, Chief Executive Officer and a Director of RockResorts, and as a Director of American Apartment Communities, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (including serving on its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX) and the Rubenstein Company. Mr. Medzigian also currently serves on the Marriott Owner Advisory Council and Marriott's Starwood U.S. Integration Advisory Board, and is a member of the Cornell Hotel Society and the Cornell University Council; and has also been a member of the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Cornell Center for Real Estate Finance Industry Fellows, the Advisory Committee of the Cornell Innovation Network, the Cornell Real Estate Council, the Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), and the Young Presidents' Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital Partners and his involvement in various companies, associations and councils in the hospitality industry led us to conclude that he should serve as a member of the Board of Directors. As our Chief Executive Officer, Mr. Medzigian makes information and insight about the Company's business directly available to the Directors in their deliberations.

Proxy Statement and Notice of 2019 Annual Meeting      |     5

Nominees for the Board of Directors

JASON E. FOX Age: 46 Director Since 2018
Mr. Fox has served as Chairman and a member of the Board of Directors of the Company since January 1, 2018. Since that same date, he has also served as Chairman and a Director of CWI 1; as Chief Executive Officer and a Director of WPC; and Chief Executive Officer, President and a Director of Corporate Property Associates 18 – Global Incorporated ("CPA:18 – Global"), which is a publicly owned, non-listed REIT focused on net-leased commercial properties that is sponsored by WPC. Mr. Fox also served as Chief Executive Officer, President and a Director of Corporate Property Associates 17 – Global Incorporated ("CPA:17 – Global") from January 2018 until its merger with WPC on October 31, 2018. Mr. Fox brings to the Board of Directors over 17 years of business and investment experience, having been responsible, most recently as Head of Global Investments for WPC, for sourcing, negotiating, and structuring acquisitions on behalf of WPC and the various programs it managed since joining WPC in 2002. Mr. Fox received his B.S. in Civil Engineering and Environmental Science from the University of Notre Dame and his M.B.A. from Harvard Business School. As WPC's Chief Executive Officer, Mr. Fox brings to the Board of Directors his extensive knowledge of investment and asset management, which led us to conclude that he should serve as a member of the Board of Directors.

KATHERINE G. LUGAR Age: 48 Director Since 2018
Ms. Lugar has served as an Independent Director and a member of the Audit Committee of the Board of Directors since December 2018. She has served as the Chief Executive Officer of the American Beverage Association since January 2019, having previously served as the President and Chief Executive Officer of the American Hotel & Lodging Association ("AH&LA"), the largest trade association representing the U.S. lodging industry, from April 2013 to December 2018. In that role, she was responsible for setting the strategic vision for AH&LA and all of its affiliates, while championing the industry's voice on Capitol Hill, within the Administration and beyond Washington, D.C. Working directly with the officers and board of directors, Ms. Lugar transformed AH&LA, growing the 25,000-strong group to its highest point in the organization's history and focusing its core mission on effective advocacy and offensive communications. Ms. Lugar has nearly 25 years of experience in private sector public affairs, working on Capitol Hill and previously served as executive vice president, public affairs, with the Retail Industry Leaders Association ("RILA"), a leading public policy advocate for the retail industry. Before her time at RILA, she was vice president of government relations for Travelers Insurance, serving as the company's chief representative before Congress and the administration. Prior to that, she served as vice president of legislative and political affairs at the National Retail Federation. Ms. Lugar's career in Washington, D.C. began on the staff of Indiana Congressman Tim Roemer. She currently sits on numerous non-profit Boards, including the Bipartisan Policy Center, US Travel Association and the Bryce Harlow Foundation; and was named incoming Chair of the Board of the St. Baldrick's Foundation, the largest private sector funder of pediatric cancer research. Ms. Lugar received her B.A. from The University of Colorado – Boulder. Ms. Lugar's experience in the hotel and lodging industry, as well as her extensive experience in public affairs, led us to conclude that she should serve as a member of our Board of Directors.

*
Independent Director

6      |     Proxy Statement and Notice of 2019 Annual Meeting

Nominees for the Board of Directors

ROBERT E. PARSONS, JR.* Age: 63 Director Since 2015
Mr. Parsons serves as Lead Independent Director of the Board of Directors since April 2016, having served as an Independent Director and Chairman of the Audit Committee since February 2015. He also served as Lead Independent Director of the Board of Directors of CWI 1 from April 2016 to December 6, 2018, having served as an Independent Director and Chairman of the Audit Committee since September 2010. Mr. Parsons has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons has also served as a director and a member of the audit committee of Nuveen Global Cities REIT, Inc. since January 2018. He also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. from April 2010 to August 2015, when the company was sold. Since 2002, Mr. Parsons has been a Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member and Chairman of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his MBA from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons' extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of our Board of Directors.

*
Independent Director

Proxy Statement and Notice of 2019 Annual Meeting      |     7

Nominees for the Board of Directors

WILLIAM H. REYNOLDS, JR.* Age: 70 Director Since 2015
Mr. Reynolds serves as an Independent Director and as a member of the Audit Committee of the Board of Directors since February 2015. He also served in the same capacities for CWI 1 from September 2010 to December 6, 2018. Mr. Reynolds has served as the Senior Managing Director of MCS Capital, LLC, an affiliate of the Marcus Corporation, since 2011. He was elected Secretary of the College Emeritus by the Board of Trustees of Trinity College, having previously served as the Secretary of the College and the special assistant to its president from November 2008 through May 2012. Mr. Reynolds served as Director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer") from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing Director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds joined Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing Director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit ("ALIS"), and formerly was on the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and as a member of Trinity's Cornerstone Capital Campaign Executive Committee from its inception in 2006 until the campaign concluded in 2012. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' nearly 40 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of our Board of Directors.

*
Independent Director

8      |     Proxy Statement and Notice of 2019 Annual Meeting

Executive Officers

MICHAEL G. MEDZIGIAN Age: 59 Director Since 2015
Mr. Medzigian became an executive officer when he became our Chief Executive Officer and President in May 2014. Since he is also a Board member, his biography appears on page 5 in Proposal One: Election of Directors.
JASON E. FOX Age: 46 Director Since 2018	Mr. Fox became an executive officer when he became the Chairman of the Board in January 2018. Since he is also a Board member, his biography appears on page 5 in Proposal One: Election of Directors.
MALLIKA SINHA Age: 41
Ms. Sinha has served as Chief Financial Officer of the Company since March 2017. Since that same date, she has also served as a Managing Director of WPC and as Chief Financial Officer of CPA:17 – Global (until its merger with WPC on October 31, 2018), CPA:18 – Global and CWI 1. From February 2015 to March 2017, as Senior Vice President Corporate Finance and then Executive Director, Ms. Sinha oversaw the Corporate Finance activities of the Company, WPC, CPA:17 – Global, CPA:18 – Global and CWI 1. She joined WPC in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Before joining WPC, Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP and worked in its Mumbai and New York offices until 2011. At PricewaterhouseCoopers LLP, she worked in a variety of roles, last serving as Director Transaction Services, where she advised clients on financing transactions, divestitures, and mergers and acquisitions. She is a Chartered Accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.

Proxy Statement and Notice of 2019 Annual Meeting      |     9

Governance Matters
Board's Role in Risk Oversight and Its Leadership Structure

Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor's internal processes to identify, manage and mitigate material risks and to communicate with the Board of Directors. The Board of Directors' role is to oversee the advisor's execution of these responsibilities and to assess the advisor's approach to risk management on our behalf. In order to review and understand risk identification, management and mitigation strategies, the Board of Directors and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CWI 2.

We maintain separate roles for our Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. We believe this leadership structure is currently in the best interests of the Company and our stockholders, is appropriate given the particular expertise and strengths of our Chairman and our Chief Executive Officer, and allows the individuals to focus on their primary roles. Our Chief Executive Officer, who is also the Chief Executive Officer of our subadvisor, has general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company, while our Chairman of the Board's role is to preside over meetings of the full Board of Directors and provide guidance to our Chief Executive Officer regarding the Company's strategy and performance. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer. The Board of Directors believes that its current leadership structure combined with actively involved Independent Directors provides effective corporate governance at the Board level and independent oversight of both the Board of Directors and our advisor.

Board Meetings and Directors' Attendance

There were six regular Board of Directors meetings, two additional Board of Directors meetings, and eight regular Audit Committee meetings held in 2018, and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held during the year while he or she was a Director. The Board of Directors of CWI 2 does not have standing nominating or compensation committees. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of our Directors attended the 2018 annual meeting of stockholders held on June 21, 2018.

Code of Ethics

CWI 2's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.careywatermark2.com) in the "Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Certain Relationships and Related Transactions

On January 1, 2018, Mr. Fox joined the Board of Directors as Chairman. On that same date, he also became Chief Executive Officer and a member of the Board of Directors of WPC. During 2018, we retained our advisor, pursuant to an advisory agreement, to provide advisory services in connection with managing our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our properties.

For services provided to the Company, the advisor earns an annual asset management fee equal to 0.55% of the aggregate average market value of our investments. Asset management fees are payable in cash or shares of our Class A Common Stock, or a combination of both, at the option of the advisor.

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Governance Matters

For 2018, we incurred asset management fees due to the advisor totaling approximately $10.4 million, all of which were settled in shares of our Class A Common Stock. Carey Watermark Holdings 2, LLC ("Carey Watermark Holdings 2"), an affiliate of the advisor, also receives 10% of the available cash distributions of our operating partnership and a subordinated interest of 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets. Carey Watermark Holdings 2 received aggregate distributions of approximately $5.5 million during 2018.

In addition, in return for performing services related to CWI 2's investment acquisitions, the advisor is paid acquisition fees of 2.5% of the total investment cost of the properties acquired and loans originated by us (not to exceed 6% of the aggregate contract purchase price of all investments and loans). We did not incur any acquisition fees in 2018. The advisor also receives disposition fees of up to 1.5% of the contract sales price of a property. No disposition fees were incurred during 2018. We also pay the advisor a loan refinancing fee of up to 1% of a refinanced loan, if certain conditions described in our prospectus are met. During 2018, we incurred approximately $0.2 million in loan refinancing fees payable to the advisor.

Pursuant to the advisory agreement, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us, as well as overhead expenses, including rent expense, which totaled approximately $4.1 million for the year ended December 31, 2018 (a portion of which is reimbursed to the subadvisor, as discussed below). The advisory agreement provides that, for the 12-month period ending on the last day of any fiscal quarter (with quoted variables as defined in the advisory agreement), "operating expenses" may not exceed the greater of 2% of our "average invested assets" or 25% of our "adjusted net income." For the year ended December 31, 2018, our operating expenses were below this 2%/25% threshold.

Our subadvisor provides services to the advisor, primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. The subadvisor is an Illinois limited liability company and wholly-owned subsidiary of Watermark Capital

Partners, an Illinois limited liability company of which our Chief Executive Officer, Mr. Medzigian, is the Chairman and Managing Partner. Pursuant to the subadvisory agreement between our advisor and the subadvisor, the advisor pays 25% of the aforementioned fees earned under the advisory agreement and 30% of the subordinated incentive distributions to the subadvisor. During 2018, the advisor passed on approximately $1.6 million of personnel and overhead reimbursements to the subadvisor, including approximately $200,000 with respect to Mr. Medzigian.

At December 31, 2018, we owned interests in three ventures with our affiliate, CWI 1: the Marriott Sawgrass Golf Resort & Spa, the Ritz-Carlton Key Biscayne and the Ritz-Carlton Bacara, Santa Barbara. CWI 1 is a publicly owned, non-traded REIT that is also advised by our advisor and invests in lodging and lodging-related properties. A third-party also owns an interest in the Ritz-Carlton Key Biscayne.

On October 19, 2017, our operating partnership entered into a $25.0 million secured credit facility with WPC to fund our working capital needs (the "Working Capital Facility"). All previous authorizations regarding loans from WPC were terminated. The Working Capital Facility bears interest at the London Interbank Offered Rate plus 1.0%; provided however, that upon the occurrence of certain events of default (as defined in the loan agreement), all outstanding amounts will be subject to a 2% annual interest rate increase. The Working Capital Facility is currently scheduled to mature on the earlier of December 31, 2019 or the expiration or termination of the advisory agreement. We serve as guarantor of the Working Capital Facility and have pledged our unencumbered equity interest in certain properties as collateral, as further described in the related pledge and security agreement. As of December 31, 2018, no amounts were outstanding under the Working Capital Facility.

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Governance Matters
Policies and Procedures With Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provides that we may purchase or lease an asset or assets from WPC, our advisor, the subadvisor, our Directors or their respective affiliates if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that: (a) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our subadvisor, our Directors or their respective affiliates, or (b) if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

Stockholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at

CWI 2's 2020 annual meeting no later than January 2, 2020 in order to be included in CWI 2's Proxy Statement and form of proxy relating to the 2020 annual meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2020 annual meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CWI 2.

To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CWI 2 at the principal executive offices of CWI 2 not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2020 annual meeting must be received by us no earlier than December 3, 2019 and not later than January 2, 2020. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, Carey Watermark Investors 2 Incorporated, 50 Rockefeller Plaza, New York, NY 10020.

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Compensation of Directors and Executive Officers—Fiscal 2018

We have no employees. Day-to-day management functions are performed by our advisor. Our advisor has appointed CWA2, LLC as our subadvisor. Our subadvisor provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor provides us with the services of Michael G. Medzigian, our Chief Executive Officer, subject to the approval of our Independent Directors. We have not paid, and do not intend to pay, any compensation to our Executive Officers. While we do not reimburse our advisor for compensation or benefits paid to any of our other Executive Officers, we do reimburse our advisor for the services of personnel other than our Executive Officers. We also reimbursed our subadvisor, (through our advisor) for $200,000 of Mr. Medzigian's compensation in relation to the services he provided to us in 2018. Please see the section titled "Certain Relationships and Related Transactions" for a description of the contractual arrangements between us and our advisor and its affiliates, and between our advisor and subadvisor. In addition, we have adopted the 2015 Equity Incentive Plan (the "Incentive Plan"), which authorizes the issuance of shares of our common stock to our officers and officers and employees of our subadvisor, who perform services on our behalf, and to non-Director members of the Investment Committee, if any, through stock-based awards. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of our stockholders. Awards under the Incentive Plan are in the form of restricted stock units ("RSUs") and dividend equivalent rights. Awards under the Incentive Plan in the aggregate may not exceed 2% of the shares of Class A Common Stock and Class T Common Stock outstanding (on a combined and fully diluted basis) up to a maximum amount of 2,000,000 shares. The Incentive Plan is administered by our Independent Directors, as the "Plan Administrator." When making decisions regarding awards under the Incentive Plan, the Plan Administrator considers various factors, including the incentive compensation payable to our advisor under the advisory agreement. The Plan Administrator may impose conditions on the transfer of RSUs received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate. The Plan Administrator will also establish, as to each RSU issued under the Incentive Plan, the terms and conditions upon which the restrictions on those shares shall lapse. In 2018, we issued 34,295 RSUs, which vest over three years, to employees of our subadvisor (subject to continued employment).

In 2018, CWI 2 paid to each of its non-employee Directors an annual cash retainer of $25,000, an annual $10,000 cash retainer for service on the investment committee, as well as an annual grant of 3,846 shares of Class A Common Stock following the annual meeting of stockholders. In addition, the Chairman of our Audit Committee received an additional cash retainer of $10,000.

The table below sets forth the amount of compensation received by CWI 2's Directors in 2018. Mr. Fox, our Chairman, and Mr. Medzigian, our Chief Executive Officer, did not receive compensation for serving as Directors.

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Compensation of Directors and Executive Officers—Fiscal 2018

2018 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Charles S. Henry(3)	35,000	42,729	1,347	79,076

Michael D. Johnson(3)	35,000	42,729	1,347	79,076

Katherine G. Lugar(3)	0	0	0	0

Robert E. Parsons, Jr.	45,000	42,729	1,356	89,085

William H. Reynolds, Jr.	35,000	42,729	1,347	79,076

	150,000	170,916	5,397	326,313

(1)
Amounts in the "Stock Awards" column reflect the grant date fair value of awards of shares of our Class A Common Stock granted for 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, related to the annual grant of 15,384 shares of Class A Common Stock on June 21, 2018. The grant date fair values of awards were calculated by multiplying the number of shares granted by $11.11, our NAV at the time of the grant date.

(2)
All Other Compensation reflects dividends paid during 2018 on the stock awards set forth in the table. The dividends for the quarter ended December 31, 2018 were paid in January 2019.

(3)
Messrs. Henry and Johnson resigned from the Board of Directors effective December 6, 2018. Ms. Lugar became a Director on December 14, 2018, but did not receive compensation for her service on the Board of Directors in 2018.

Each of our Independent Directors is entitled to reimbursement for up to $5,000 per annum of lodging, meals, parking and certain other expenses at all of our hotels. The purpose of this policy is to encourage our Independent Directors to visit our hotels in order to maintain and enhance their knowledge of our portfolio. If a Director does not use the annual allowance, the amount is forfeited. There were no reimbursments for the year ended December 31, 2018.

During the quarter ended December 31, 2018, the Board of Directors requested that its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook"), conduct a review of the compensation paid to Directors as part of the Board of Directors' periodic review of such practices. Based on the results of that review and the advice of FW Cook, effective January 1, 2019, the Board of Directors approved increasing the annual cash retainer to $45,000 and the annual grant of Class A Common Stock to $60,000. There was no change to the annual cash retainer payable to the chairman of the Audit Committee. In December 2018, the Board of Directors formed a Special Committee of Independent Directors to begin the process of evaluating possible liquidity alternatives for our shareholders, for which each Independent Director was paid an annual cash retainer in January 2019 of $60,000, except for the Chairman of the Special Committee, Mr. Parsons, who received an annual cash retainer of $75,000. The members of the Special Committee will also be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection with their service as members of the Special Committee.

Board Report on Executive Compensation

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CWI 2 has no employees, paid no direct compensation and our Board made no executive compensation decisions during 2018. As a result, CWI 2 has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Please see the section titled "Certain Relationships and Related Transactions" for details regarding reimbursements to WPC, Watermark Capital Partners and their respective affiliates of personnel expenses pursuant to the advisory and subadvisory agreements.

Compensation Committee Interlocks and Insider Participation

As noted above, CWI 2's Board of Directors has not appointed a compensation committee. None of the members of CWI 2's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director, under Item 404 of Regulation S-K, or as a former officer or employee of CWI 2.

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Securities Ownership of Certain Beneficial Owners and Management

"Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.

The following table shows how many shares of CWI 2's Class A Common Stock were owned, as of March 31, 2019, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Michael G. Medzigian(2)	148,428	*

Katherine G. Lugar	2,700	*

Robert E. Parsons, Jr	14,327	*

William H. Reynolds, Jr.	12,986	*

All Directors and Executive Officers as a Group (6 Individuals)	178,442	*

*
Less than 1% of Class A Common Stock.

(1)
Share amounts may not sum to total due to rounding of fractional shares.

(2)
Shares are held by the Michael G. Medzigian Revocable Trust.

Equity Compensation Plan Information

The following table presents information regarding our Incentive Plan as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	62,988	(1)	0	(2)	1,878,782	(3)

Equity compensation plans not approved by security holders	0		0		0

	62,988	(1)	0	(2)	1,878,782	(3)

(1)
Reflects unvested RSUs granted under the Incentive Plan.

(2)
All RSUs are settled in shares of Class A Common Stock on a one-for-one basis and accordingly do not have a weighted-average exercise price.

(3)
Awards under the Incentive Plan in the aggregate may not exceed 2% of the shares of Class A Common Stock and Class T Common Stock outstanding (on a combined and fully diluted basis) up to a maximum amount of 2,000,000 shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that, except as previously disclosed, our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2018. We know of no stockholder who beneficially owned more than 10% of our stock.

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Board Committees

The Board of Directors has established a standing Audit Committee, comprised of our Independent Directors, and a standing Investment Committee, comprised of all members of the Board of Directors. The Board of Directors does not have standing nominating or compensation committees.

Audit Committee
The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our independence qualifications, and the performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission ("SEC"). The Audit Committee is currently comprised of Katherine G. Lugar, Robert E. Parsons, Jr. (Chairman) and William H. Reynolds, Jr. The Board of Directors has determined that Mr. Parsons, an Independent Director, is a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). The Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.careywatermark2.com) in the "Corporate Governance" section.

Investment Committee
All members of the Board of Directors are also members of the Investment Committee. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies our investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process.

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Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CWI 2's fiscal 2018 audited financial statements.

The Audit Committee held eight regularly scheduled meetings during 2018.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with the management of CWI 2.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CWI 2. Based on review and discussions of CWI 2's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2018 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:
Robert E. Parsons, Jr., Chairman Katherine G. Lugar William H. Reynolds, Jr.

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Audit Committee Matters
Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2018 and 2017

The following table sets forth the approximate aggregate fees billed to CWI 2 during fiscal years 2018 and 2017 by PricewaterhouseCoopers LLP, categorized in accordance with the rules and regulations of the SEC:

	2018	2017

Audit Fees(1)	$723,000	$781,400

Audit-Related Fees(2)	—	128,200

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$723,000	$909,600

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of CWI 2's audited 2018 and 2017 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2018 and 2017 fiscal years (as well as other audit services, including Form 8-K review).

(2)
Audit-Related Fees: this category consists of audit-related services performed by PricewaterhouseCoopers LLP for 2017 and includes audit services for SEC registration statement review and the related issuance of comfort letters and consents, as well as review of correspondence with the SEC.
Pre-Approval by Audit Committee

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, Mr. Parsons, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

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Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

From CWI 2's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2019. PricewaterhouseCoopers LLP also serves as auditor for each of WPC, CPA:18 – Global, CWI 1 and Carey European Student Housing Fund I, L.P. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by the Articles, the Bylaws or otherwise, the

Board of Directors is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2019 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2019, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

The Board of Directors recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019.

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VIEW MATERIALS & VOTE w SCAN TO CAREY WATERMARK INVESTORS 2 INCORPORATED ATTN: INVESTOR RELATIONS 50 ROCKEFELLER PLAZA FL 2 NEW YORK, NY 10020 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77012-P19473 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CAREY WATERMARK INVESTORS 2 INCORPORATED The Board of Directors recommends you vote FOR the following Directors to serve until the 2020 annual meeting: 1. Election of Directors Nominees: 01) Jason E. Fox 02) Katherine G. Lugar 03) Michael G. Medzigian 04) Robert E. Parsons, Jr. 05) William H. Reynolds, Jr. For Withhold AllAll For AllTo withhold authority to vote for any individual Exceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! The Board of Directors recommends that you vote FOR the following proposal: For Against Abstain ! ! ! 2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E77013-P19473 CAREY WATERMARK INVESTORS 2 INCORPORATED Annual Meeting of Stockholders June 25, 2019 This proxy is solicited by the Board of Directors The undersigned stockholder of Carey Watermark Investors 2 Incorporated, a Maryland corporation (the "Company"), appoints Mallika Sinha and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Carey Watermark Investors 2 Incorporated's executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 25, 2019, at 12:30 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side